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                                                                       EXHIBIT 2


                     FORM OF INVESTMENT ADVISORY AGREEMENT



This agreement is entered into as of ______________, by and between __________________________________ (the "Client") and CYPRESS ASSET MANAGEMENT,
INC. (the "Advisor").

1. APPOINTMENT OF THE ADVISOR Effective _____________, the Client appoints the Advisor as Investment Advisor with respect to those assets of the Client identified in Section 3 below hereto (as augmented or diminished from time to time hereinafter pursuant to the provisions of this Agreement referred to collectively hereinafter as the "Client's Account").

2. DISCRETIONARY AUTHORITY (a) Advisor is concurrently herewith delivering to the Client a brochure (the "Brochure") pursuant to the Securities and Exchange Commission's Investment Advisors Act Rule 204-3, promulgated under the Investment Advisors Act of 1940, as amended. The Client hereby grants to the Advisor (and Advisor accepts the responsibilities and obligations attendant to such grant) full and complete discretion and authority to manage the investment of the Client's Account, including without limitation, the power and authority to purchase, sell, exchange, trade, write options on and otherwise deal in the securities and assets of any type or nature that may from time to time be acquired for the Client's Account.

(b) The Advisor shall have the absolute authority and discretion to place brokerage orders on behalf of the Client with such broker or brokers as the Advisor shall from time to time in its sole discretion, select. The Advisor is specifically granted the authority to select brokers not only on the basis of their ability to execute trades and their commission rates, but also on their research capability and advice (and may, in its sole discretion, authorize the payment of commissions higher than would otherwise be the case as consideration for such research advice). The Advisor shall not be responsible for any acts or failures to act by such broker or brokers, provided that the Advisor shall effect trades in the Client's Account.

(c) To enable the Advisor to exercise fully its discretion in managing the Client's Account, the Client hereby constitutes and appoints the Advisor as the Client's agent and attorney-in-fact with full power and authority for the Client and on the Client's behalf to buy, sell and otherwise deal in securities and contracts relating to and for the Client's Account. The Client further grants to the Advisor, as the Client's agent and attorney-in-fact, fully power and authority to do and perform every act necessary and proper to be done in the exercise of the foregoing powers as fully as the Client might or could do if personally present. This power-of-attorney is coupled with an interest and shall terminate only on termination of the Agreement or on receipt by the Advisor of written notice of the death or incapacity of the Client.





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3.       CUSTODIAN OF SECURITIES AND ASSETS The Client's Account or a portion thereof has been deposited with:

__________________________Gruntal Company_______________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


(said custodian, as may be changed from time to time by Client, referred to herein as the "Custodian"). The Advisor is hereby authorized and empowered to instruct the Custodian with respect to transactions in the securities and assets that comprise the Client's Account, and the Custodian is hereby directed to comply promptly with any and all of said instructions.

4. COMPENSATION For its services rendered hereunder, the Advisor shall be paid by the Client an annual fee as designated on the attached schedule and will be based on the market value of the Client's Account. The fee shall be computed and payable quarterly by multiplying the applicable quarterly period. The attached fee schedule shall be a part of this Agreement. Fees are payable quarterly base on the value of all assets at the end of the previous quarter. The fee for the initial period shall be prorated. Because service fees are payable in arrears, the Client will not be eligible to receive refunds of said fees, as payment of same is not due until services are rendered. If this Agreement is cancelled or terminated by either party hereto, all fees shall be prorated for the period in which such cancellation or termination occurs based on the market value of the Client's Account at the end of the previous quarterly period and the number of days this Agreement was in effect during the period of cancellation or termination.

5. INVESTMENTS OBJECTIVES; LIABILITY DISCLAIMER A statement of the investment objectives and policies and restrictions thereon of the Advisor is set forth in the Brochure. The Advisor's authority hereunder shall not be impaired because the Advisor may effect transactions for the Advisor's own account, or for the accounts of others which the Advisor manages, which are identical or similar to securities transactions the Advisor may effect for the Client's Account at the same or different times. Except in cases of negligence or malfeasance, or violation of applicable law, neither the Advisor nor any of the Advisor's officers, directors or employees shall be liable hereunder for any actions or omissions or for any errors of judgment in managing the Client's Account. Nothing herein shall in any way constitute a waiver or limitation of any rights to the extent such waiver or limitation is not permitted by any federal or state securities laws.

The Advisor acknowledges that it s "fiduciary" with respect to the Client within the meaning of, and for the purposes of, ERISA, and confirms that it is registered as an investment adviser under the Investment Advisors Act of 1940.

6. RECORDS AND REPORTS (a) to provide the Client with an opportunity to review carefully the Brochure, the Client shall have the right to cancel this Agreement within five business days of the date first above written, without penalty, by providing written notice of cancellation to the Advisor.





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(b)      The Advisor shall keep and maintain records of its activities hereunder, which records shall be open to inspection at any reasonable time by the Client or by its duly authorized representative. The Advisor shall render to the Client quarterly or as reasonably requested, a status report on the Client's Account which shall include the securities and assets of the Clients Account as of the end of each three month period and the estimated costs and fair market value basis thereof.

7. SERVICES TO OTHER CLIENTS The Client acknowledges that the Advisor provides and shall continue to provide services of the nature to be rendered hereunder to clients other than the Client, and the Client agrees that the Advisor may give advice and take action with respect to the management of its other clients' securities and assets, which may differ from the advice given, or the timing or nature of action taken, with respect to the Client's Account. Nothing in this Agreement shall be deemed to impose upon the Advisor any obligation to purchase or sell for the Client any security or property which the advisor may, from time to time, purchase or sell for the account of any other client. Investment advisory services are also rendered to principals of this Advisor and to various members of their families who may or may not hold similar securities as those of the client. It is expressly understood that such principals, their family members and the Client will be given equal treatment by the Advisor with respect to the securities transactions and that family members' interests do not necessarily have to come last.

8. TERMINATION This Agreement may be terminated by either party hereto on thirty days written notice to the other party.

9. REPRESENTATIONS AND WARRANTIES (a) The Advisor hereby represents and warrants to the client that it is duly licensed and in good standing as an investment advisor under the Investment Advisors Act of 1940; and that it has the full power and authority to enter and perform this agreement.

(b) The Client hereby represents and warrants to the Advisor that is has the full power and authority to enter and perform this Agreement; and that it owns, free and clear of any adverse interests or restrictions on transfer (except as otherwise noted on Exhibit A hereto) the securities and assets listed on Exhibit A hereto.

10. DISCLOSURES Client has been informed that investment performance will be measured on an quarterly basis, and agrees that at the end of each calendar quarter Client will compensate Cypress Asset Management in the manner described on the attached fee schedule.

11. MISCELLANEOUS (a) This Agreement and the rights and obligations hereunder are not assignable or delegable by either party hereto without the prior written consent of the other party.

(b) No amendment or modification of this Agreement shall be deemed effective unless and until executed in writing by the parties hereto.

(c) Nothing in this Agreement shall be construed to create the relationship of employer and employee between the Client and the Advisor. The Client and the Advisor are not partners or joint





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venturers with each other and nothing contained in this Agreement shall be construed to make them partners or joint venturers with each other or to impose and liability as such on either of them.

(d) This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas.

(e)      The Client warrants that (he/she) has received Part II of Form ADV.

(f) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all which together shall constitute but one agreement.

This Agreement and Addenda attached hereto and executed by the parties hereto, contain the entire agreement of the parties and supersede all prior negotiations, correspondence, understandings and agreements between or among the parties regarding the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


____________________________________       ____________________________________
         (Client Signature)                         (Client Signature)


CYPRESS ASSET MANAGEMENT, INC.


By:_________________________________       ____________________________________